Exhibit 4.9

OMNIBUS AMENDMENT NO. 1

THIS OMNIBUS AMENDMENT NO. 1 (the “Amendment”) is made as of September 23, 2011 by and among Actuant Corporation, a Wisconsin corporation (the “Company”), Actuant Ltd., a company organized under the laws of England (“Actuant Ltd.”), Actuant Finance Ltd., a company organized under the laws of England (“Actuant Finance” and, collectively with the Company and Actuant Ltd., the “Borrowers”), each of the Subsidiaries of the Company listed on the signature pages hereto, the financial institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., as the administrative agent for the “Lenders” referred to below (in such capacity, the “Agent”) and relates to (i) that certain Third Amended and Restated Credit Agreement, dated as of February 23, 2011, among the Borrowers, the financial institutions from time to time parties thereto (the “Lenders”) and the Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) and (ii) that certain Amended and Restated Pledge and Security Agreement, dated as of February 23, 2011, among the Company, the Subsidiaries of the Company party thereto (the “Grantors” and, collectively with the Borrowers, the “Loan Parties”) and the Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.

W I T N E S S E T H:

WHEREAS, the parties hereto have agreed to amend the Credit Agreement and the Security Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Amendments to the Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Permitted Convertible Note Redemption” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Convertible Note Redemption or Purchase” means any voluntary redemption of Convertible Notes by the Company in accordance with the terms of the Convertible Note Indenture or any purchase, retirement or other acquisition of Convertible Notes by the Company, provided that (a) no Default has occurred or is continuing, or would result from such redemption, purchase, retirement or other acquisition, and (b) the Company shall have furnished to the Agent a certificate demonstrating in reasonable detail (x) a Senior Leverage Ratio of less than 2.50 to 1.00 and (y) a Leverage Ratio of less than 3.50 to 1.00, in each case, for the four fiscal quarter period most recently ended prior to, in the case of any redemption, the date the Company issues a notice of redemption or, in the case of any purchase, retirement or other acquisition, the date of such purchase, retirement or other acquisition, calculated on a pro forma basis in a manner reasonably acceptable to the Agent after giving effect to such redemption, purchase, retirement or other acquisition (and any Indebtedness incurred to fund such redemption, purchase, retirement or other acquisition), as if such redemption, purchase, retirement or other acquisition (and incurrence of Indebtedness, if any), had been made on the last day of such period.

(b) Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Use of Proceeds. Each Borrower will, and will cause each Subsidiary to, use the proceeds of each of the Credit Extensions for general corporate purposes, including, without limitation, liquidity support for commercial paper, for Permitted Acquisitions, to refinance certain existing indebtedness and for working capital purposes. No Borrower will, nor will it permit any Subsidiary to, use any of the proceeds of the Advances in violation of, or in any manner inconsistent with, any regulations of the Board, including the provisions of Regulations T, U or X.

(c) Section 6.10(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iv) So long as there shall exist no Default or Unmatured Default (both before and after giving effect to the declaration and payment thereof), the Company may make or pay Dividends with respect to its outstanding common stock, provided that (i) no Dividend shall be declared, paid or effected at any time unless the Company shall have furnished to the Agent a certificate demonstrating in reasonable detail a Senior Leverage Ratio of less than 2.50 to 1.0, for the four fiscal quarter period most recently ended as of such date calculated on a pro forma basis reasonably acceptable to the Agent after giving effect to any such Dividend (and any Indebtedness incurred in connection therewith), as if such Dividend (and incurrence of Indebtedness, if any) had occurred on the last day of such period, and (ii) in the case of any Dividend constituting a repurchase by the Company of its outstanding common stock, the total number of shares of common stock of the Company repurchased by the Company during the term of this Agreement pursuant to this Section 6.10(iv) shall not exceed 10,000,000 shares.

(d) Section 6.17 of the Credit Agreement is hereby amended by deleting a reference therein to “Permitted Convertible Note Redemptions” and replacing it with a reference to “Permitted Convertible Note Redemptions or Purchases”.

2. Amendments to the Security Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the first sentence of Section 2.2 of the Security Agreement is hereby amended by deleting clause (i) set forth in the proviso thereto in its entirety and replacing such clause (i) with the following:

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(i) that the grant of security interest in this Section 2 shall not include (x) the Equity Interests of any Subsidiary to the extent exceeding the Applicable Pledge Percentage with respect thereto or (y) any common stock of the Company repurchased by the Company and held in treasury for future allocations to the extent such repurchased common stock constitutes “Margin Stock” within the meaning or Regulation U, and

3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof if, and only if, the Agent shall have received:

(a) executed copies of this Amendment from the Borrowers, the Grantors, the Agent and the Required Lenders;

(b) confirmation that all fees and expenses of counsel to the Agent required to be paid in connection with the Loan Documents (including this Amendment) pursuant to Section 9.6 of the Credit Agreement have been paid, in each case to the extent that invoices for the same have been submitted at least one Business Day prior to the date hereof;

(c) all other fees (if any) agreed to be paid by the Borrower in connection with this Amendment; and

(d) such other instruments and documents as the Agent shall have reasonably requested in connection with this Amendment.

4. Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a) Such Loan Party has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder, under the Credit Agreement (as modified hereby, the “Amended Credit Agreement”) and/or under the Security Agreement (as modified hereby, the “Amended Security Agreement”, the Amended Credit Agreement and the Amended Security Agreement being the “Amended Agreements”), as applicable. The execution and delivery by such Loan Party of this Amendment and the performance of its obligations hereunder and under the Amended Agreements to which it is a party have been duly authorized by proper corporate proceedings, and this Amendment and the Amended Agreements constitute legal, valid and binding obligations of such Loan Party to the extent it is a party thereto, enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b) Neither the execution and delivery by such Loan Party of this Amendment, nor the consummation of the transactions contemplated herein or in the Amended Agreements, nor compliance with the provisions hereof or thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party, (ii) the articles or incorporation or by-laws

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or other organizational documents of such Loan Party or (iii) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Loan Party pursuant to the terms of any such indenture, instrument or agreement.

(c) No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Loan Party, is required to be obtained by such Loan Party in connection with the execution and delivery of this Amendment or the legality, validity, binding effect or enforceability of the Amended Agreements.

(d) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article V of the Amended Credit Agreement and in Article III of the Amended Security Agreement are true and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

5. Reference to and Effect on the Credit Agreement, the Security Agreement and Loan Documents.

(a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. Upon the effectiveness of Section 2 hereof, each reference to the Security Agreement in the Security Agreement or any other Loan Document shall mean and be a reference to the Security Agreement as modified hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated otherwise herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b) Each Loan Party (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Loan Party arising under or pursuant to the Credit Agreement, the Security Agreement, the Collateral Documents and the other Loan Documents to which it is a party (including, in the case of each Guarantor, without limitation, the Domestic Subsidiary Guaranty and the Security Agreement and, in the case of each Pledgor, without limitation, each applicable Foreign Law Pledge Agreement), (ii) reaffirms its obligations under the Credit Agreement, the Security Agreement and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document), (iii) reaffirms all Liens on any collateral (including the Collateral) which have been granted by it in favor of the Agent

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pursuant to any of the Loan Documents, and (iv) acknowledges and agrees that except as specifically modified above, the Credit Agreement, the Security Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement, the Security Agreement or any other Loan Documents executed and/or delivered in connection therewith.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by means of facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ACTUANT CORPORATION, as a Borrower

By:	/s/ Terry M. Braatz
Name:	Terry M. Braatz
Title:	Treasurer

ACTUANT LTD., as a Borrower

By:	/s/ Phil Maxted
Name:	Phil Maxted
Title:	Director

ACTUANT FINANCE LTD., as a Borrower

By:	/s/ Phil Maxted
Name:	Phil Maxted
Title:	Director

Signature Page to Omnibus Amendment No. 1

ACME ELECTRIC, LLC

ACTUANT ELECTRICAL, INC.

ACTUANT HOLDINGS, LLC

ACTUANT INTERNATIONAL HOLDINGS, INC.

APPLIED POWER INVESTMENTS II, INC.

B.W. ELLIOTT MANUFACTURING CO., LLC

CORTLAND CABLE COMPANY, INC.

THE CORTLAND COMPANIES, INC.

CORTLAND HOLDING COMPANY

GB TOOLS & SUPPLIES, LLC

HYDRATIGHT OPERATIONS, INC.

MAXIMA HOLDING COMPANY, INC.

MAXIMA HOLDINGS- EUROPE, INC.

MAXIMA TECHNOLOGIES & SYSTEMS, LLC

PRECISION SURE-LOCK, INC.

PSL HOLDINGS, INC.

SANLO, INC.

TEMPLETON, KENLY & CO., INC.

VERSA TECHNOLOGIES, INC., each as a Grantor

By:	/s/ Terry M. Braatz
Name:	Terry M. Braatz
Title:	Treasurer

ENGINEERED SOLUTIONS, L.P., as a Grantor

By:	Versa Technologies, Inc., its general partner

By:	/s/ Terry M. Braatz
Name:	Terry M. Braatz
Title:	Treasurer

Signature Page to Omnibus Amendment No. 1

JPMORGAN CHASE BANK, N.A., as a Lender and as Agent

By:	/s/ Richard Barritt
Name:	Richard Barritt
Title:	Associate

Signature Page to Omnibus Amendment No. 1

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brian Lukehart
Name:	Brian Lukehart
Title:	Vice President

Signature Page to Omnibus Amendment No. 1

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Daniel R. Van Aken
Name:	Daniel R. Van Aken
Title:	Director

Signature Page to Omnibus Amendment No. 1

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Caroline V. Krider
Name:	Caroline V. Krider
Title:	Senior Vice President & Lender

Signature Page to Omnibus Amendment No. 1

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian P. Fox
Name:	Brian P. Fox
Title:	Vice President

Signature Page to Omnibus Amendment No. 1

PNC BANK, NATIONAL ASSOCIATION., as a Lender

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Senior Vice President

Signature Page to Omnibus Amendment No. 1

SUNTRUST BANK, as a Lender

By:	/s/ David Simpson
Name:	David Simpson
Title:	Vice President

Signature Page to Omnibus Amendment No. 1

Mizuho Corporate Bank, Ltd., as a Lender

By:	/s/ David Lim
Name:	David Lim
Title:	Authorized Signatory

Signature Page to Omnibus Amendment No. 1

BMO Harris Bank N.A., as a Lender

By:	/s/ Cassie M. Bisgrove
Name:	Cassie M. Bisgrove
Title:	Officer

By:	/s/ Leo D. Freeman
Name:	Leo D. Freeman
Title:	Senior Vice President

Signature Page to Omnibus Amendment No. 1

RBS Citizens, N.A., as a Lender

By:	/s/ Jeff Huening
Name:	Jeff Huening
Title:	Vice President

Signature Page to Omnibus Amendment No. 1

Royal Bank of Canada, as a Lender

By:	/s/ James F. Disher
Name:	James F. Disher
Title:	Authorized Signature

Signature Page to Omnibus Amendment No. 1

Associated Bank, N.A., as a Lender

By:	/s/ Daniel Holzhauer
Name:	Daniel Holzhauer
Title:	VP – Senior Lender

Signature Page to Omnibus Amendment No. 1

The Northern Trust Corporation, as a Lender

By:	/s/ Patrick Cowan
Name:	Patrick Cowan
Title:	Vice President

Signature Page to Omnibus Amendment No. 1

CRÉDIT INDUSTRIEL ET COMMERCIAL as a Lender

By:	/s/ Brian O’Leary
Name:	Brian O’Leary
Title:	Managing Director

By:	/s/ Anthony Rock
Name:	Anthony Rock
Title:	Managing Director

Signature Page to Omnibus Amendment No. 1

Bank of Montreal, as a Lender

By:	/s/ Michael M. Fordney
Name:	Michael M. Fordney
Title:	Director

Signature Page to Omnibus Amendment No. 1